Exhibit 99.1

Gadsden Properties, Inc Files a Form 15 to Suspend its Reporting Obligations under the Securities Exchange Act.

San Antonio, Texas, June 23, 2021/EINPresswire/

Gadsden Properties, Inc. (OTC Pink: GADS) announced today voluntary filing of a Form 15 with the U.S. Securities and Exchange Commission (the “SEC”) to voluntarily suspend its reporting obligations under Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) . The Company has not filed all of its periodic reports on Form 10-Q and Form 10-K and has received a letter from the Staff of the SEC that stated, among other matters, if the Company does not file all required reports within fifteen days of the letter, the Company may be subject, without further notice, to an administrative proceeding brought by the SEC’s Division of Enforcement pursuant to Section 12(j) of the Exchange Act to revoke its Exchange Act registration and that the Company may also be subject to a trading suspension pursuant to Section 12(i) of the Exchange Act. The action by the Company is based on Exchange Act Rule 12h-3(b)(1)(i) and the Company’s good faith belief that it has less than 300 stockholders of record.

The filing of the Form 15 suspends the Company’s obligations to file periodic reports with the SEC and does not eliminate the Company’s obligation to file all reports under Section 13(a) of the Exchange Act that were due on or before the date permitted by the Form 15.

The Company has been working to prepare and file the periodic reports that were due on or before the date permitted by the Form 15 and expects to continue to work to prepare and file such reports to the extent it has sufficient resources, but there is no assurance that the Company will be able to complete such reports in a timely manner.

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Investor Relations

Gadsden Properties, Inc.

+1 2105414425

info@gadsdenreit.com